Exhibit 99.1

INVESTOR RELATIONS CONTACT:
E. J. Bird
Senior Vice President and Chief Financial Officer
847-286-8700
FOR IMMEDIATE RELEASE:
February 20, 2018

SEARS HOMETOWN AND OUTLET STORES, INC. ANNOUNCES
$40 MILLION TERM LOAN

HOFFMAN ESTATES, IL - Sears Hometown and Outlet Stores, Inc. (“SHO,” “our,” “we,” or the “Company”) (NASDAQ: SHOS) today announced that its three operating subsidiaries, Sears Authorized Hometown Stores, LLC, Sears Home Appliance Showrooms, LLC, and Sears Outlet Stores, L.L.C., and the Company, as guarantor, have entered into a $40 million Term Loan Credit Agreement (subject to borrowing base and other limitations) with Gordon Brothers Finance Company, as Agent, and Gordon Brothers Finance Company, LLC, as Lender (the “Term Loan”). The Term Loan, which is secured by a second lien on the Company’s inventory, credit card receivables, and specified other assets, has a five-year term (subject to conditions). The Company used the proceeds of the Term Loan to pay down borrowings under the Company’s Amended and Restated Credit Agreement dated as of November 1, 2016. A copy of the Term Loan Credit Agreement has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed today.

Will Powell, President and Chief Executive Officer, commented “We are excited to get this Term Loan in place. We believe it will provide us with financial flexibility to make investments in warehouse inventory with the numerous direct purchasing relationships we have established with leading manufacturers such as Whirlpool, Samsung, GE, Husqvarna, and Stanley, Black & Decker. We expect these direct purchasing relationships, in turn, will enable us to continue to provide our customers with access to the leading brands in home appliances, lawn and garden, and tools while maintaining the outstanding customer service for which we are known in the communities we serve.”

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “forward-looking statements”). Statements preceded or followed by, or that otherwise include, the words “believes,” “expects” and similar expressions or future or conditional verbs such as “will” are generally forward-looking in nature and not historical facts. The forward-looking statements are subject to significant risks and uncertainties (including our liquidity, our ability to borrow under our Amended and Restated Credit Agreement, and the other risks identified in our most recent Quarterly Report on Form 10-Q for the period ended October 28, 2017 under the heading “CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING AND OTHER INFORMATION,” and our other filings with the Securities and Exchange Commission) that may cause our actual results, performance, and achievements in the future to be materially different from the future results, future performance, and future achievements expressed or implied by the forward-looking statements. The forward-looking statements include, without limitation, information concerning our future financial performance, business strategies, plans, goals, beliefs, expectations, and objectives. The forward-looking statements are based upon the current beliefs and expectations of our management. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Sears Hometown and Outlet Stores, Inc.

Sears Hometown and Outlet Stores, Inc. is a national retailer primarily focused on selling home appliances, hardware, tools and lawn and garden equipment. Our Hometown stores (which includes our Hometown Stores, our Hardware Stores, and our Home Appliance Showrooms) are designed to provide our customers with in-store and online access to a wide selection of national brands of home appliances, tools, lawn and garden equipment, sporting goods and household goods, depending on the particular format. Approximately 91% of our Hometown stores are operated by independent local dealers or franchisees. Our Outlet stores are designed to provide our customers with in-store and online access to new, one-of-a-kind, out-of-carton, discontinued, reconditioned, overstocked, and scratched and dented products across a broad assortment of merchandise categories, including home appliances, lawn and garden equipment, apparel, mattresses, sporting goods and tools at prices that are significantly lower than list prices. As of February 12, 2018 we or our independent dealers and independent franchisees operated a total of 916 stores across all 50 states as well as in Puerto Rico and Bermuda. Our principal executive offices are located at 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192 and our telephone number is (847) 286-7000.

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